Exhibit 107
CALCULATION OF FILING FEE TABLE
Form
S-8
(Form Type)
Avidity Biosciences, Inc.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	3,000,000 (2)	$39.70 (3)	$119,100,000.00 (3)	$ 147.60 per $1,000,000	$17,579.16
	Common Stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	288,200 (4)	$44.81 (5)	$12,914,242.00	$ 147.60 per $1,000,000	$1,906.15
Total Offering Amounts					$132,014,242.00		$19,485.30
Total Fee Offsets (6)							$0
Net Fee Due							$19,485.30

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Represents 3,000,000 shares of common stock available for fu tur e issuance under the Avidity Biosciences, Inc. 2022 Employment Inducement Incentive Award Plan (the “Inducement Plan”).

(3)
This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The maximum offering price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on August 5, 2024, which date is within five business days prior to filing this registration statement.

(4)
Consists of 288,200 shares of common stock subject to outstanding stock options under the Inducement Plan. To the extent that outstanding stock options or other awards under the Inducement Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the Inducement Plan.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based upon the weighted average exercise price of the outstanding stock options granted under the Inducement Plan.

(6)	The Registrant does not have any fee offsets.